Exhibit 99.01

Imperva Announces Third Quarter 2013 Financial Results

•	Total revenue of $35.1 million during the quarter, up 33% year-over-year

•	Services revenue growth of 45% was driven by the 129% year-over-year increase in subscription revenue

•	Combined product and subscription revenue increased 33% year-over-year

•	The number of deals booked valued over $100,000 increased 39% year-over-year

•	Total deferred revenue at September 30, 2013 increased 37% year-over-year to $52.6 million

Redwood Shores, Calif. – November 5, 2013 – Imperva, Inc. (NYSE: IMPV), pioneering the third pillar of enterprise security with a new layer of protection designed specifically for physical and virtual data centers, today announced financial results for the third quarter ended September 30, 2013.

“We are very pleased with our strong execution during the third quarter, especially our ability to achieve solid growth across all geographies,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “During the quarter, demand for our integrated solution remained robust, evidenced by the 39% increase in the number of deals over $100,000 booked and 33% growth in combined product and subscription revenue compared to last year. Given the strong pipeline of opportunities worldwide, we remain committed to investing in our global sales and research and development infrastructure to further extend our leadership position and gain market share.”

Third Quarter 2013 Financial Highlights

•	Revenue: Total revenue for the third quarter of 2013 was $35.1 million, an increase of 33% compared to $26.3 million in the third quarter of 2012. Within total revenue, product revenue was $18.2 million an increase of 24% compared to the third quarter of 2012. Services revenue increased 45% year-over-year to $16.9 million and accounted for 48% of total revenue, up from 44% in the third quarter of 2012. Within services revenue, overall subscription revenue grew 129%, to $3.1 million, compared to the third quarter of 2012. Combined product and subscriptions revenue, a leading indicator of the strength of our business, grew 33% to $21.2 million compared to the third quarter of 2012.

•	Operating Profit (Loss): Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $(3.7) million for the third quarter compared to a loss of $(1.7) million during the third quarter in 2012. GAAP results included stock-based compensation expense of $3.4 million for the third quarter of 2013 and $1.8 million for the third quarter of 2012. Non-GAAP operating loss for the third quarter was $(0.3) million, compared to a profit of $0.1 million during the same period in 2012, excluding the above mentioned charges.

•	Net Profit (Loss): GAAP net loss attributable to Imperva stockholders for the third quarter was $(3.8) million, or $(0.15) per share based on 24.5 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $(1.9) million, or $(0.08) per share based on 23.2 million weighted average shares outstanding in the prior-year period.

Non-GAAP net loss attributable to Imperva stockholders for the third quarter of 2013 was $(0.4) million, or $(0.01) per share based on 24.5 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $(0.1) million, or $(0.00) per share based on 23.2 million weighted average diluted shares outstanding in the prior-year period.

Both GAAP and non-GAAP profit and loss per share attributable to Imperva stockholders for the third quarter ended September 30, 2013 adjust for the loss attributable to Imperva’s non-controlling interest in Incapsula.

•	Balance Sheet: As of September 30, 2013, Imperva had cash, cash equivalents and investments of $106.8 million. Total deferred revenue of $52.6 million increased 37% compared to $38.3 million as of September 30, 2012.

Third Quarter and Recent Operating Highlights

•	During the third quarter of 2013, Imperva added 148 new customers compared to 138 during the third quarter of last year. During the nine months ended September 30, 2013, Imperva added 481 new customers, up 36% compared to the same period in 2012. Imperva now has over 2,700 customers in more than 75 countries around the world.

•	During the third quarter of 2013, Imperva booked 97 deals with a value over $100,000, an increase of 39% compared to 70 deals in the third quarter of last year. During the nine months ended September 30, 2013, Imperva booked 237 deals with a value over $100,000, an increase of 30% compared to the same period in 2012.

•	Imperva named Kane Lightowler as its new director of strategic accounts for Asia Pacific and Japan and Jason Burn as its new regional sales director for the Pacific, both of whom bring over a decade of account and sales management expertise in the security sector.

Business Outlook

The following forward-looking statements reflect expectations as of November 5, 2013. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Fourth Quarter Expectations – Ending December 31, 2013

Imperva expects total revenue for the fourth quarter of 2013 to be in the range of $41.0 million to $42.0 million, representing growth in the range of 29% to 32% compared to the same period in 2012. The company expects in the fourth quarter of 2013 non-GAAP gross margins of approximately 80%. Further, Imperva expects in the fourth quarter of 2013 non-GAAP operating profit to be in the range of $3.0 million to $3.5 million and non-GAAP net profit attributable to Imperva stockholders to be in the range of $2.5 million to $3.0 million, or a profit of $0.10 to $0.11 per share based on 26.2 million fully diluted shares, which excludes stock-based compensation expense.

Full Year Expectations – Ending December 31, 2013

Imperva expects total revenue for 2013 to be in the range of $136.0 million to $137.0 million, or up 30% to 31% compared to 2012. Imperva expects 2013 non-GAAP gross margins of approximately 79%. Further, the company expects 2013 non-GAAP operating loss to be in the range of $(2.1) million to $(2.6) million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $(2.9) million to $(3.4) million, or a loss of $(0.12) to $(0.14) per share, which excludes stock-based compensation expense. Imperva expects capital expenditures for the full year to be in the range of $3.0 million to $3.5 million. Finally, the company expects to continue to generate positive cash flows from operations in 2013.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the third quarter ended September 30, 2013. To access this call, dial 888.401.4685 for the U.S. and Canada or 719.457.2625 for international callers with conference ID #9206199. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through November 19, 2013, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode #9206199.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation from the Imperva unaudited condensed consolidated statement of operations.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“Fourth Quarter Expectations – Ending December 31, 2013” and “Full Year Expectations – Ending December 31, 2013”); Imperva’s plans to invest in global sales and research and development infrastructure; Imperva’s belief that its pipeline of opportunities worldwide and planned investments in global sales and research and development infrastructure will enable it to further extend its leadership position and gain market share and Imperva’s belief that combined product and subscriptions revenue is a leading indicator of the strength of its business. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our business security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle business security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on August 8, 2013 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva, pioneering the third pillar of enterprise security, fills the gaps in endpoint and network security by directly protecting high-value applications and data assets in physical and virtual data centers. With an integrated security platform built specifically for modern threats, Imperva data center security provides the visibility and control needed to neutralize attack, theft, and fraud from inside and outside the organization, mitigate risk, and streamline compliance. Over 2,700 customers in more than 75 countries rely on our SecureSphere® platform to safeguard their business. Imperva is headquartered in Redwood Shores, California. Learn more: www.imperva.com, our blog, on Twitter.

© 2013 Imperva, Inc. All rights reserved. Imperva, the Imperva logo, and SecureSphere are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30, 2013	Sep 30, 2012	Sep 30, 2013	Sep 30, 2012
Net revenue:
Products and license	$18,178	$14,677	$48,003	$40,773
Services	16,924	11,667	47,023	31,643

Total net revenue	35,102	26,344	95,026	72,416
Cost of revenue(1):
Products and license	1,894	2,064	6,216	6,192
Services and support	5,396	3,466	14,909	9,338

Total cost of revenue	7,290	5,530	21,125	15,530

Gross profit	27,812	20,814	73,901	56,886
Operating expenses(1):
Research and development	6,725	5,154	19,729	15,072
Sales and marketing	20,135	13,218	55,963	36,740
General and administrative	4,697	4,104	13,677	11,336

Total operating expenses	31,557	22,476	89,369	63,148

Loss from operations	(3,745)	(1,662)	(15,468)	(6,262)
Other income (expense), net	113	(67)	11	(126)

Loss before provision for income taxes	(3,632)	(1,729)	(15,457)	(6,388)
Provision for income taxes	288	262	703	642

Net loss	(3,920)	(1,991)	(16,160)	(7,030)
Add: Loss attributable to noncontrolling interest	145	132	411	367

Net loss attributable to Imperva, Inc. stockholders	$(3,775)	$(1,859)	$(15,749)	$(6,663)

Net loss per share of common stock attributable to Imperva, Inc. stockholders, basic and diluted	$(0.15)	$(0.08)	$(0.65)	$(0.29)

Shares used in computing net loss per share of common stock, basic and diluted	24,453	23,160	24,174	22,684

(1) Stock-based compensation expense as included in above:
Cost of revenue	$254	$143	$722	$302
Research and development	747	372	2,133	759
Sales and marketing	1,620	665	4,596	1,365
General and administrative	792	582	2,407	1,170

Total stock-based compensation expense	$3,413	$1,762	$9,858	$3,596

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of Sep 30, 2013	As of Dec 31, 2012
Assets
Current assets:
Cash and cash equivalents	$70,640	$59,201
Short-term investments	36,185	43,126
Restricted cash, current	34	591
Accounts receivable, net	36,652	35,576
Inventory	541	328
Deferred tax assets	613	597
Prepaid expenses and other current assets	4,585	4,356

Total current assets	149,250	143,775
Property and equipment, net	5,333	5,515
Severance pay fund	3,687	3,150
Restricted cash	1,252	753
Other assets	776	764

Total assets	$160,298	$153,957

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,055	$3,789
Accrued compensation and benefits	11,805	9,258
Accrued and other current liabilities	3,893	4,323
Deferred revenue	35,834	33,609

Total current liabilities	54,587	50,979
Other liabilities	2,322	2,638
Deferred revenue	16,814	12,682
Accrued severance pay	3,980	3,427

Total liabilities	77,703	69,726
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	173,479	157,989
Accumulated deficit	(89,266)	(73,517)
Accumulated other comprehensive income	253	861

Total Imperva, Inc. stockholders’ equity	84,468	85,335
Noncontrolling interest	(1,873)	(1,104)

Total stockholders’ equity	82,595	84,231

Total liabilities and stockholders’ equity	$160,298	$153,957

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Nine Months Ended
	Sep 30, 2013	Sep 30, 2012
Cash flows from operating activities:
Net loss	$(16,160)	$(7,030)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,935	1,312
Stock-based compensation	9,858	3,596
Amortization of premiums/accretion of discounts on short-term investments	547	337
Changes in operating assets and liabilities:
Accounts receivable, net	(1,076)	(983)
Inventory	(213)	129
Prepaid expenses and other assets	(654)	(1,134)
Accounts payable	(734)	196
Accrued compensation and benefits	2,547	2,616
Accrued and other liabilities	(146)	(587)
Severance pay, net	16	305
Deferred revenue	6,357	5,373
Deferred tax assets	(16)	(4)
Other	(12)	15

Net cash provided by operating activities	2,249	4,141
Cash flows from investing activities:
Purchase of short-term investments	(29,825)	(50,744)
Proceeds from sales/maturities of short-term investments	36,241	6,928
Net purchases of property and equipment	(1,753)	(1,758)
Change in other assets	—	(400)
Change in restricted cash	58	96

Net cash provided by (used in) investing activities	4,721	(45,878)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of repurchases	4,674	2,140

Net cash provided by financing activities	4,674	2,140
Effect of exchange rate changes on cash	(205)	40

Net increase (decrease) in cash and cash equivalents	11,439	(39,557)
Cash and cash equivalents at beginning of period	$59,201	$96,025

Cash and cash equivalents at end of period	$70,640	$56,468

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	Sep 30, 2013	Sep 30, 2012	Sep 30, 2013	Sep 30, 2012
GAAP operating loss	$(3,745)	$(1,662)	$(15,468)	$(6,262)
Plus:
Stock-based compensation expense	3,413	1,762	9,858	3,596

Non-GAAP operating income/(loss)	$(332)	$100	$(5,610)	$(2,666)

GAAP net loss attributable to Imperva, Inc. stockholders	$(3,775)	$(1,859)	$(15,749)	$(6,663)
Plus:
Stock-based compensation expense	3,413	1,762	9,858	3,596

Non-GAAP net loss	$(362)	$(97)	$(5,891)	$(3,067)

Weighted average shares outstanding, basic and diluted	24,453	23,160	24,174	22,684
Non-GAAP net loss, basic and diluted	$(0.01)	$(0.00)	$(0.24)	$(0.14)

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva excludes stock based compensation charges from its non-GAAP financial measures primarily because they are non cash expenses that it does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods in order to better understand the long term performance of its business.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com